Exhibit 99.1

HERITAGE BANKSHARES, INC.	150 Granby Street
Norfolk, Virginia 23510

FOR IMMEDIATE RELEASE

Press Release

Contact:	John O. Guthrie
Phone:	757-648-1523

Heritage Bankshares, Inc. Receives Approval from U.S. Treasury for Partial

Redemption of Preferred Stock Issued Under the TARP Capital Purchase Program

Norfolk, Va.: March 15, 2011 – Heritage Bankshares, Inc. (“Heritage”; the “Company”) (OTCBB: HBKS), parent of Heritage Bank (the “Bank”), announced today that it has received approval from the U.S. Treasury to redeem approximately 25% of the preferred shares the Company originally issued to the Treasury under the TARP Capital Purchase Program. Heritage expects to pay the Treasury approximately $2.617 million, which includes accrued dividends of approximately $11,000, on March 16, 2011 to complete the partial redemption. As a result of the redemption, quarterly preferred stock dividends will be reduced by $32,575 per quarter, commencing in the second quarter of 2011. In addition, the Company will accelerate the accretion of a portion of its preferred stock discount, which was $234,700 as of December 31, 2010, thereby reducing net income available to common stockholders by approximately $57,000 in the first quarter of 2011 but eliminating any future accretion of that amount. The Company’s redemption of these shares is not subject to additional conditions or stipulations from the Treasury.

Michael S. Ives, President and CEO of the Company and the Bank, commented:

“We are pleased to commence the redemption of the preferred stock the Company issued to the United States Treasury under the TARP Capital Purchase Program. The funds for this initial redemption came from the existing financial resources of the Company. There is no dilution to our common shareholders from this redemption. Instead, our common shareholders will benefit from a decrease in our dividend payments on our outstanding preferred stock in the future.

“We participated in the TARP Capital Purchase Program for the dual purposes of strengthening our balance sheet in a difficult economy and increasing our lending capabilities. In effect, this preferred stock has served as an advance of capital in anticipation of future growth in our capital from earnings. We plan to continue to retire our outstanding preferred stock over time from our internal resources to have the ongoing benefit of high levels of capital without dilution to our existing common shareholders.”

In connection with its participation in the TARP Capital Purchase Program, consummated on September 25, 2009, the Company issued to the Treasury (i) 10,103 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“Series A Preferred Shares”), and (ii) 303 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B (“Series B Preferred Shares”). Following the Company’s partial redemption of preferred shares described herein, 7,497 Series A Preferred Shares and all 303 Series B Preferred Shares will remain issued and outstanding and held by the Treasury.

About Heritage

Heritage is the parent company of Heritage Bank (www.heritagebankva.com). Heritage Bank has four full-service branches in the city of Norfolk and two full-service branches in the city of Virginia Beach. Heritage Bank provides a full range of banking services including business, personal and mortgage loans.

Forward Looking Statements

The press release contains statements that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan, forecast, outlook, or estimate. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Heritage’s actual results, performance, achievements, and business strategy to differ materially from the anticipated results, performance, achievements or business strategy expressed or implied by such forward-looking statements. Factors that could cause such actual results, performance, achievements and business strategy to differ materially from anticipated results, performance, achievements and business strategy include: general and local economic conditions, competition, significant increases in capital requirements or other significant changes in regulatory requirements, customer demand for Heritage’s banking products and services, and the risks and uncertainties described in Heritage’s most recent Form 10-K filed with the Securities and Exchange Commission. Heritage disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.